Exhibit 99.1



                 CAPITAL ALLIANCE INCOME TRUST ADDRESSES RECENT
            ORGANIZATIONAL CHANGES AND 2007'S OPERATIONAL CHALLENGES


SAN FRANCISCO - (BUSINESS WIRE) - February 2, 2007 - This afternoon, Capital Alliance Income Trust Ltd. ("CAIT") (AMEX:CAA-News) a mortgage REIT, released a shareholder letter to address recent organizational changes and operational challenges that the company faces to restore profitability in 2007. A transcript of the shareholder letter, dated February 2, 2007 follows:

Dear shareholders,

As Capital Alliance Income Trust's newly appointed President and Chief Executive Officer, I am committed to improving financial performance and investor communications. As a fellow shareholder, I am keenly aware that CAIT needs to improve.

Financial performance should be measured in quarterly performance and annual trends. However, improved shareholder communications will begin immediately. Subsequent, regular updates will provide analysis of your new management team's financial performance and the challenges we face to become a more successful company. This letter will start by addressing:

     o    Recent organizational changes,
     o    Our short term financial performance challenges,
     o    Efforts to restore profitability and improve shareholder value, and
     o The company's dividend policy and future dividend payment considerations.

Organizational Changes

At the 2006 annual shareholder meeting, approximately 90% of the vote approved CAIT's conversion to a self-advised Company. On December 29, 2006 the Board of Directors responded to this mandate by unanimously approving the transition to self-management and unanimously appointing a new President and Chief Executive Officer. Now CAIT has its own employees to focus on restoring profitability and maximizing asset values. Our new organizational structure will incur limited start up expenses, but the overall administrative and management costs of operating CAIT should decline. Going forward, CAIT will maintain lean staffing levels, without sacrificing longer term financial performance.

The new organizational structure should permit economies of scale from the expansion of revenue producing investments. Under the prior management agreements (which were also terminated on December 29, 2006), the Company paid a fixed percentage of its monthly gross mortgage assets in management and administrative fees. Now, asset growth (incremental investments) can capture economies of scale by eliminating automatic increases in management and administrative expenses.



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The outside manager's termination agreement also requires CAIT to surrender the name "Capital Alliance" within 18 months. During 2007, a new Company name will be proposed for shareholder approval.

Short Term Financial Performance Challenges
-------------------------------------------

As we enter 2007, approximately 34% of CAIT's mortgage loans are non-performing assets (as measured by mortgage payments delinquencies in excess of 60 days). Due to the partial financing of the mortgage loan portfolio with debt, non-performing mortgage loan balances are currently estimated at approximately 51% of total shareholder equity and approximately 95% of common shareholder equity. Until this situation improves, management will focus on curing these delinquencies, in order to restore income and protect shareholder value. Until these ratios improve, operating income and new business initiatives will remain constrained.

2006's fourth quarter financial results will require additional loan loss expenses (reserves) to account for the mortgage portfolio's identified losses. If the residential housing market continues to soften or if the economy slips into a recession during 2007, additional reserves may be needed. Management expects 2007's financial performance to improve, although the operating environment will remain challenging. Future communications will provide additional performance guidance.

2006's pre-audited, year end common share book value is estimated to be approximately $16.08 per share. During the initial four weeks of 2007, the common shares have traded between $8.03 and $8.45. An improved common share price is one of several performance standards that will used to measure success.

Investment Opportunities - Restoring Profitability and Improving Shareholder
----------------------------------------------------------------------------
Value
-----

From 2001 to 2004, CAIT's strategy of investing in senior and junior, high yielding, non-conforming, residential loans provided for the regular payment of common and preferred dividends from earnings. During this period, CAIT's extremely low interest rate borrowings provided generous net interest income spreads and strong appreciation in home values reduced mortgage loan losses and loss reserve requirements. Since 2004, however, interest rates have steadily increased to compress net interest margins, residential home values have softened causing loan losses and loss reserves to increase, while competition in the high yielding, non-conforming, residential home loan business has intensified. During 2005 and 2006 compressed mortgage interest income yields and loan losses produced operating losses and eliminated the Company's ability to pay dividends without a return of capital. Cannibalizing shareholder's equity to maintain a dividend, without earnings, is not a sustainable business strategy. In 2005 CAIT lost $307,308. CAIT's expected 2006 loss, which includes a $500,000 termination payment to the former outside manager, is currently expected to approximate $1,350,000.

Given the present business environment, CAIT's operating experience and the performance of recent, non-conforming, residential mortgage loans; new investment opportunities outside whole loan residential mortgage investments will be initiated. CAIT intends to remain a real estate investment trust ("REIT") that opportunistically invests in REIT compliant assets, other than residential mortgages. Dividend Policy and Future Dividend Payments

REIT's are generally required to distribute at least 90% of their annual taxable income as dividend payments. During 2005 and 2006 CAIT incurred taxable losses. On account of these losses, many shareholders are acutely aware that common and preferred dividend payments were curtailed after 2005's first quarter and during 2005's second quarter, respectively. These taxable losses, also known as Net Operating Losses ("NOL") allow CAIT to retain future taxable income equal to the cumulative amount of its NOL balance. The Internal Revenue Code waives mandatory dividend payments until prior years taxable losses are recovered. Building a stronger shareholder equity balance, by utilizing NOL allowances, may increase the common and preferred share price and afterwards may permit larger and more regular dividend payments to both common and preferred shareholders. Immediate reinstatement of dividends from 2007's prospective earnings may also delay CAIT's ability to invest in promising new business opportunities.

Although management is cautiously optimistic that operating profitability can be reinstated in 2007, the immediate reinstatement of dividend payments remains uncertain. CAIT's Board of Directors will need to reconcile the opportunity to strengthen the Company's balance sheet against the priority of restoring dividend payments. This decision will require additional Board of Director review and CAIT's Board reserves the right to modify its dividend policy and payment options without prior shareholder notice.



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Year Ended December 31, 2006 1099 Dividends
-------------------------------------------

As previously discussed, CAIT did not distribute any common or preferred share dividends during 2006. Therefore, you will not be receiving 1099 Dividend information from your broker or the Company's transfer agent, Computershare.

CAIT's new management team greatly appreciates the support that you, the shareholders, have provided throughout the process of terminating the outside manager's contract. I personally thank you for the many telephone calls and messages of support. Today, our energies and resources are focused on asset management, improving profitability and maintaining shareholder value. In the near term we will also expand our focus to new business initiatives and asset growth, as a source of additional profitability and increased shareholder value. The investment marketplace is full of opportunities and it is our goal and challenge to capitalize on them. Together we have created a company that seeks to deliver improved profitability, long term growth and consistent dividends. Thank you for your continued trust and support.



/s/ Richard J. Wrensen
----------------------
Richard J. Wrensen
President and Chief Executive Officer


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This document contains "forward-looking statements" (within the meaning of the
Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. CAIT's actual results, operations and liquidity may differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of CAIT's investments and unseen factors. As discussed in CAIT's filings with the Securities and Exchange Commission, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable investments, fluctuations in and market expectations of fluctuations in interest rates and levels of mortgage payments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, the liquidity of secondary markets and credit markets, increases in costs and other general competitive factors.

Contact: Capital Alliance Income Trust Ltd., San Francisco
         Richard J. Wrensen, President and Chief Executive Officer 415-288-9595; info@caitreit.com





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